UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 22, 2010

ADEX MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-53733 (Commission File Number)	20-8755674 (IRS Employer Identification Number)

883 North Shoreline Boulevard; Suite A200
Mountain View, CA 94043
(Address of principal executive offices) (Zip Code)

(650) 967-3040
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2010, AdEx Media, Inc., (the “Company”) approved modifications to the compensation of the following executive officers by deferring their existing annual base salaries to the amount indicated below, effective immediately:

-	Ben Zadik, Chief Financial Officer: $33,500
-	Kevin Dufficy, Chief Marketing and Technology Officer: $60,000

The Company’s Board of Directors has also agreed to defer their board compensation indefinitely.

On February 22, 2010, the Company issued a press release announcing salary reductions of its executive officers.  The press release is attached as Exhibit 99.1.

Item 8.01. Other Events

On February 22, 2010, the Company issued a press release announcing that in connection with the current industry pressures by the Credit Card Associations, all of its merchant processing agreements have been temporarily been terminated, rendering the Company unable to currently ship or bill consumers for its internal offers. The Company is currently attempting to secure new merchant processing relationships, including offshore and international processing. The Company also announced that its executing a cost-cutting restructuring of operations, which will include some permanent and temporary reduction in personnel and changes in compensation and modifications to certain non-executive and executive compensation arrangements. The information set forth under Item 5.02 of this Current Report on Form 8-K relating to the salary reduction of the executive officers is hereby incorporated into this Item 8.02 by reference. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files the following exhibits:

99.1	Press Release of the Company, dated February 22, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ADEX MEDIA, INC.

Dated: February 24, 2010	By:	/s/ Ben Zadik
Ben Zadik
Chief Financial Officer